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                                                RULE NO. 424(b)(3)
                                                REGISTRATION NO. 333-64463
                                                                 333-64463-01

              Prospectus Supplement No.1 dated February 10, 1999
                    to the Prospectus (the "Prospectus") of
       United Rentals, Inc. (the "Company") and United Rentals Trust I,
                            dated January 20, 1999
               (included in Registration Statement on Form S-3,
                          Registration No. 333-64463)
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     The Prospectus under the caption "Selling Holders -- Acquisition Shares"
indicates that McDonald Family Trust 4/6/98 (Paul C. McDonald and Catherine McDonald Trustees) (the "McDonald Trust") is a Selling Holder with respect to 210,291 shares of Common Stock of the Company. The McDonald Trust proposes to transfer 4,828 shares of Common Stock of the Company to the individuals listed below (the "Transferees") in the amounts listed below. Upon completion of the proposed transfers, each Transferee will be a Selling Holder for purposes of the Prospectus with respect to the number of shares of Common Stock of the Company listed below for such Transferee. Capitalized terms used herein and not defined herein have the meanings set forth in the Prospectus.

     Transferee                   Number of Shares
     ----------                   ----------------

     Mathew A. Teske                  1,052

     Elizabeth Verdon                   703

     Bruce Goode                        877

     John Dukart                        439

     Russell Leach                      439

     Mark Winkelman                     439

     Alan Deven                         439

     Tom Day                            176

     Dave Griffey                        88

     Michael D. Yeomans                 176